CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (the “Cancellation Agreement”) is made and entered into as of the 28th day of September, 2015, among Lightning Gaming, Inc. (the “Company”) and the persons listed as the holders of capital stock (“Stock”) on the signature pages hereto (collectively, the “Stock Holders” and each individually a “Stock Holder”).

WHEREAS, the parties hereto previously entered into that certain Amended and Restated Voting Agreement, dated August 6, 2015 (the “Voting Agreement”) pursuant to which the parties agreed to vote all of their Stock for the election of certain candidates to the Board of Directors of the Company (the “Board”) as detailed in the Voting Agreement; and

WHEREAS, the parties hereto have amicably determined that it is in their collective best interest to: (i) cancel the Voting Agreement; and (ii) provide for such additional agreements as are set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Cancellation Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                     Cancellation of Voting Agreement.

(a)                   The Voting Agreement shall be deemed terminated and of no further force or effect as of the date hereof.

(b)                  The parties acknowledge that no vote with regard to electing the members of the Board took place between August 6, 2015 and the date hereof.

(c)                   The parties acknowledge that, as of the date hereof and going forward, each party shall be able to vote its Stock with regard to any votes put before the Company’s shareholders (including, but not limited to, Board elections) as it sees fit and without needing to consult with any other party.

(d)                  The parties acknowledge that, as of the date hereof, there are no individuals or entities that are an executive officer of the Company or who own 5% of the capital stock of the Company other than the applicable parties hereto.

(e)                  For the absence of doubt, no party hereto shall have any right to designate any full member of the Board or any observer member of the Board except in accordance with the Company’s Articles of Incorporation and Bylaws.

(f)                   For the absence of doubt, the legend specified in Section 5 of the Voting Agreement shall not be placed on any Stock.

1

2.                      Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or sent by fax machine, or sent by electronic mail, return receipt requested, addressed as follows:

(a)	If to the Co-Investment Fund, II, L.P. (“CI-II”):

The Co-Investment Fund, II, L.P.

150 North Radnor-Chester Road, Suite B101
Radnor, Pennsylvania 19087

Attention: Brian K. Adamsky
Facsimile: (610) 971-2062

(b)	If to the Company at:

Lightning Gaming Inc.

23 Creek Circle, Suite 400

Boothwyn, Pennsylvania 19061
Attention: Chief Executive Office
 Facsimile: (610) 494-6654

(c)	If to a Stock Holder, to his or its address on the books of the Company.

3.                      Integration: Amendments. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Unless otherwise specifically stated herein, neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except as approved in writing by (i) the Company, (ii) CI-II, and (iii) the Stock Holders holding more than 50% of the Stock; provided, further, that any provision herein waived, modified, amended or terminated with the aforestated approval shall bind all other parties who do not consent or otherwise expressly approve such waiver, modification, amendment or termination.

4.                   Governing Law: Successors and Assigns. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania regardless of laws that might otherwise govern under applicable principles of conflicts of laws and choice of laws thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

5.                   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.               Severability. The illegality, invalidity or unenforceability of any provisions of this Agreement shall not affect the legality, validity or enforceability of any other provisions of this Agreement.

2

7.              Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(Signature Page Follows)

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

LIGHTNING GAMING, INC.
By: /S/ Brian Haveson

Title: CEO

STOCKHOLDERS:

THE CO-INVESTMENT FUND, II, L.P.

By: Co-Investment Management II, L.P.
Title: General Partner

By: Co-Invest II Capital Partners, Inc.
Title: General Partner

By: /s/ Brian Adamsky

Title: CFO & Treasurer

/s/ C. Fred Tecce

C. Fred Tecce

/s/ Donald R. Caldwell

Don Caldwell

/s/ Brian Haveson

Brian Haveson

/s/ Richard Hansen

Richard Hansen

/s/ Seth Berger

Seth Berger

4